Exhibit 23


                        INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 10, 1995 appearing on page F-2 of the Annual Report on Form 10-K, on the consolidated financial statements of Homeplex Mortgage Investments Corporation appearing on pages F-3 through F-17 of the Annual Report on Form 10-K for the year ended December 31, 1994.

                          KENNETH LEVENTHAL & COMPANY

Phoenix, Arizona
March 28, 1995